Exhibit 99.1

Telomir Pharmaceuticals Announces Peer-Reviewed Publication in Biomedicine & Pharmacotherapy Demonstrating Restoration of Insulin Sensitivity with Telomir-Zn in a Preclinical Type 2 Diabetes Model

Insulin Resistance Was Normalized Following 14 Days of Treatment, Supporting Restoration of Glucose Metabolism and Insulin Sensitivity and Further Validating Telomir-Zn’s Metal-Homeostasis Mechanism Across Multiple Disease Models.

MIAMI, FL / ACCESS Newswire / June 15, 2026 / Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) (“Telomir” or the “Company”), a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic drivers of cancer and age-related disease, today announced the peer-reviewed publication of preclinical data demonstrating restoration of insulin sensitivity and significant improvement in glucose homeostasis with Telomir-Zn in a diet-induced zebrafish model of Type 2 diabetes mellitus (T2DM).

The manuscript, titled “Telomir-Zn Restores Glucose Homeostasis and Reduces Insulin Resistance in a Diet-Induced Zebrafish Model of Type 2 Diabetes,” has been published in Biomedicine & Pharmacotherapy.

The publication is available online in Biomedicine & Pharmacotherapy.

Publication Highlights

Type 2 diabetes mellitus is characterized by chronic hyperglycemia, impaired glucose utilization, and insulin resistance. Insulin resistance is a central driver of disease progression and is associated with oxidative stress, mitochondrial dysfunction, and metabolic dysregulation.

In the study, zebrafish fed a high-calorie diet developed significant metabolic dysfunction, including fasting hyperglycemia, hyperinsulinemia, impaired glucose tolerance, and HOMA-IR values of approximately 10–12, consistent with severe insulin resistance.

According to the publication, treatment with Telomir-Zn produced dose-dependent improvements across multiple independent measures of metabolic health, including:

● Significant reduction in fasting blood glucose levels to near control levels

● Improved glucose clearance during oral glucose tolerance testing (OGTT)

● Reduction in fasting insulin concentrations

● Significant improvement in HOMA-IR, a widely used measure of insulin resistance

Most notably, HOMA-IR values declined from approximately 10–12 in untreated diabetic animals to approximately 3 following 14 days of treatment, representing a substantial reversal of insulin resistance. Improvements were observed in a dose-dependent manner and remained consistent across both Day 7 and Day 14 assessments.

The authors concluded that Telomir-Zn restored key metabolic parameters associated with insulin resistance and glucose dysregulation, supporting further investigation of metal-modulating small molecules as a novel therapeutic approach for metabolic disease.

Mechanistic Relevance to Telomir-Zn’s Clinical Development Program

The publication adds to a growing body of peer-reviewed evidence supporting Telomir-Zn’s mechanism of action through modulation of intracellular metal homeostasis.

Accumulating scientific evidence suggests that dysregulation of intracellular iron and zinc balance contributes to oxidative stress, mitochondrial dysfunction, and altered cellular signaling across multiple disease states. In metabolic disease, these processes can impair insulin receptor signaling and glucose homeostasis. In cancer, similar pathways have been implicated in epigenetic dysregulation, treatment resistance, tumor progression, and aggressive disease biology.

Telomir-Zn was designed to modulate intracellular metal homeostasis and influence iron-dependent biological pathways through a zinc-coordinated small-molecule platform.

While Type 2 diabetes and triple-negative breast cancer represent distinct disease states, both involve oxidative stress, dysregulated metal homeostasis, and iron-dependent cellular signaling pathways targeted by Telomir-Zn.

The Company believes these findings provide additional independent, peer-reviewed validation of biological pathways underlying its lead clinical program. Telomir-Zn recently received Investigational New Drug (IND) clearance from the U.S. Food and Drug Administration (FDA) for the Company’s Phase 1/2 clinical trial (TELO-001) in patients with advanced or metastatic triple-negative breast cancer.

Management Commentary

“What makes these findings particularly interesting is that excess intracellular iron has been implicated in both insulin resistance and cancer biology,” said Dr. Itzchak Angel, Chief Scientific Advisor of Telomir Pharmaceuticals and corresponding author of the publication.

“In diabetes, iron-driven oxidative stress can impair insulin signaling and glucose metabolism. In cancer, iron-dependent pathways can contribute to epigenetic dysregulation and tumor progression. The ability of Telomir-Zn to produce meaningful biological effects in multiple disease models further strengthens our confidence that modulation of intracellular metal homeostasis may represent an important therapeutic strategy.”

“This publication represents our second peer-reviewed publication on Telomir-Zn in 2026, supporting the biological mechanism underlying Telomir-Zn,” said Erez Aminov, Chairman and Chief Executive Officer of Telomir Pharmaceuticals.

“Combined with our recently published Wilson’s disease findings and our FDA-cleared Phase 1/2 TNBC program, we continue to build a growing body of scientific evidence supporting the broader potential of our metal-homeostasis platform. We now have an FDA-cleared IND, preparations underway for our Phase 1/2 TNBC study, and multiple peer-reviewed publications supporting our underlying biology. Our focus remains on execution as we advance Telomir-Zn into human clinical trials.”

About Telomir Pharmaceuticals

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) is a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic pathways implicated in cancer, aging, and degenerative disease. The Company’s lead program, Telomir-Zn, is designed to modulate intracellular metal homeostasis and epigenetic regulation and has received IND clearance from the U.S. Food and Drug Administration for a Phase 1/2 clinical trial in Triple-Negative Breast Cancer. For more information, please visit https://telomirpharma.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words.

Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, clinical utility, market opportunity, and future development of Telomir-1 (Telomir-Zn) and the Company’s other product candidates. Forward-looking statements may also include statements regarding the significance of the published preclinical findings, the relevance of such findings to the Company’s oncology development programs, the advancement of the Company’s Phase 1/2 TNBC clinical trial, and the potential applicability of Telomir-Zn across multiple disease areas.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website, for a discussion of these and other risks and uncertainties.

Contact Information

Krystina Quintana
Email: info@telomirpharma.com
Phone: (786) 396-6723